PRESS RELEASE

Contact Information:
TXO Partners
Brent W. Clum
President, Business Operations & CFO
817.334.7800
ir@txopartners.com

Release Date:
March 5, 2024

TXO PARTNERS DECLARES A FOURTH QUARTER 2023 DISTRIBUTION OF $0.58 ON COMMON UNITS; FILES ANNUAL REPORT ON FORM 10-K

[Fort Worth, TX, March 2024]—TXO Partners, L.P. (NYSE: TXO) announced today that the Board of Directors of its general partner declared a distribution of $0.58 per common unit for the quarter ended December 31, 2023. The quarterly distribution will be paid on March 28, 2024, to eligible unitholders of record as of the close of trading on March 15, 2024.

“We celebrate the success of our first year as a public company with a secure asset base and a confident business plan for our owners,” stated Bob R. Simpson, Chairman and CEO. “Our focus on long-lived production in legacy basins allows us flexibility. With the volatile natural gas prices due to a warm winter, we are reducing activity and spending for the year as the industry adjusts. That said, we expect stable production in 2024 and are optimistic for stronger commodity prices ahead.”

“Our financial discipline is the key component of the TXO strategy,” further commented President of Business Operations and CFO, Brent Clum. “Through efficient capital allocation, our team generates a cash flow plan with long-term vision. As a result, we confidently deliver distributions while accreting future value for our unit-holders.”

“As commodity prices declined in the second half of 2023, we reduced development activities for the year. Our operations team completed the facility repairs and upgrades at the plant in the Vacuum Field in the second half of December. ” stated Keith A. Hutton, President of Production and Development. “The field plans for 2024 are to invest approximately $25 million to exploit our reservoirs, with the primary focus in the Vacuum Field of the Permian Basin.”

Annual Report on Form 10-K

TXO's financial statements and related footnotes will be available in the Annual Report on Form 10-K for the year ended December 31, 2023, which TXO will file with the Securities and Exchange Commission (SEC) today. The 10-K will be available on TXO's Investor Relations website at www.txopartners.com/investors or on the SEC's website at www.sec.gov. TXO unitholders may request a printed copy free of charge of the Annual Report on Form 10-K by emailing IR@txopartners.com or by writing to Investor Relations, 400 West 7th Street, Fort Worth, Texas 76102.

Non-U.S. Withholding Information
This press release is intended to be a qualified notice under Treasury Regulations Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100%) of TXO’s distribution to foreign unitholders as being attributable to income that is effectively connected with a United States trade or business. Accordingly, TXO’s distributions to foreign unitholders are subject to federal income tax withholding at the highest applicable effective tax rate. For purposes of Treasury Regulations Section 1.1446(f)-4(c)(2)(iii), brokers and nominees should treat one hundred percent (100%) of the distributions as being in excess of cumulative net income for purposes of determining the amount to withhold. Nominees, and not TXO, are treated as withholding agents responsible for any necessary withholding on amounts received by them on behalf of foreign unitholders.
About TXO Partners, L.P.
TXO Partners, L.P. is a master limited partnership focused on the acquisition, development, optimization and exploitation of conventional oil, natural gas, and natural gas liquid reserves in North America. TXO’s current acreage positions are concentrated in the

Permian Basin of West Texas and New Mexico and the San Juan Basin of New Mexico and Colorado.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the words such as “may,” “assume,” “forecast,” “could,” “should,” “will,” “plan,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “budget” and similar expressions, although not all forward-looking statements contain such identifying words. These forward-looking statements include our distribution outlook, our ability to maintain or increase oil production and reserves, our ability to execute our strategy, the timing, amount and area of focus of future investments in our assets and the impacts of future commodity price changes. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events at the time such statement was made, and it is possible that the results described in this press release will not be achieved. Our assumptions and future performance are subject to a wide range of business risks, uncertainties and factors, including, without limitation, the following: our ability to meet distribution expectations and projections; the volatility of oil, natural gas and NGL prices; our ability to safely and efficiently operate TXO’s assets; uncertainties about our estimated oil, natural gas and NGL reserves, including the impact of commodity price declines on the economic producibility of such reserves, and in projecting future rates of production; and the risks and other factors disclosed in TXO’s filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, TXO does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for TXO to predict all such factors.